SERVICE AGREEMENT

             This SERVICE AGREEMENT ("Agreement"), dated as of
  August 10, 1999, is by and between POPstar Global
  Communications, Inc., a business entity organized as a corporation under the laws of British Virgin Islands ("POPstar") and TransNexus, LLC, a business entity organized as a limited liability company under the laws of the state of Georgia
  ("TransNexus").

  1.         This Agreement replaces the Memorandum of
  Understanding signed by a related party of POPstar dated August
  21, 1998.

  2. The parties have previously entered into non-disclosure agreements with one another in which each party agrees to maintain in confidence certain proprietary information that may be shared between the parties during the course of their dealings.

  3.         TransNexus has provided to POPstar a
  non-exclusive, royalty free license to TransNexus' Open
  Settlement Protocol Software Development Kit and has provided
  POPstar with access to TransNexus routing servers for testing.

  4. The clearinghouse developed by the parties shall be known as the TransNexus POPstar Clearinghouse Service
  (the "Clearinghouse"), for the purpose of providing transaction settlement services to POPstar nominees, "the customers".

  5.         TransNexus and POPstar will both enter
  into separate agreements with each customer of the Clearinghouse that will set forth the terms and conditions of the Clearinghouse (the "Clearinghouse Service Agreement"). The
  Clearinghouse Service Agreement sets forth certain terms, conditions and obligations of TransNexus and POPstar with respect to the Clearinghouse.

  6. This Agreement sets forth obligations of the parties that are in addition to those described in the Clearinghouse
  Service Agreement. The terms and conditions of the Clearinghouse Service Agreement are incorporated into this Agreement by reference.

  7. POPstar will provide its customers with Internet fax software from POPstar which will allow the customers to originate and terminate IP fax traffic over the public Internet.
   Installation and testing of this software will be the responsibility of POPstar.

  8. POPstar will instruct the customer to access the Clearinghouse, which will be operated by TransNexus. The customer will complete a TransNexus Nondisclosure Agreement ("NDA) and mail, fax or send by other electronic means to TransNexus for execution. TransNexus will provide an executed copy of the NDA to POPstar as notification of NDA completion.


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  9.         TransNexus will enroll the customer in the
  Clearinghouse upon completion of an executed and performed Clearinghouse Service Agreement between the customer, POPstar and TransNexus. Enrollment will be complete when the Customer has paid all amounts of service charges and fees to TransNexus as indicated in the specific Service Agreement, TransNexus has securely enrolled the Customer's IP telephony devices in the Clearinghouse, and established a clearinghouse account for the customer. TransNexus will be responsible for the testing, enrollment and installation of this phase.

  10. TransNexus will postpone and delay for a period not to exceed 60 days from creation of the customer's clearinghouse account all device enrollment fees for POPstar customers. At the end of the 60-day period, TransNexus will invoice the customer for device enrollment fees, which have been postponed and delayed. TransNexus will also reduce the security deposit required by POPstar customers to an amount not to exceed $500. At the end of the 60-day period, the POPstar customer must make a full security deposit with TransNexus as per the terms of the Clearinghouse Service Agreement. POPstar hereby agrees to financially guarantee to TransNexus any amounts for services provided to POPstar customers, but not collected by TransNexus for any deposit fees, enrollment fees or other fees that are waived by TransNexus.

  11. TransNexus and POPstar will co-market and promote the Clearinghouse. POPstar will market and sell the Clearinghouse service to its customers.

  12. TransNexus will routinely test quality of service standards, routes and the telecommunication addresses of customers of POPstar. In the event TransNexus discovers incongruities, TransNexus has the right to suspend participation in the Clearinghouse immediately without notice to the customer.

  13. POPstar will establish retail rates to be paid by customers of the Clearinghouse and will be responsible for the pricing of all fax exchanges between customers in the Clearinghouse. POPstar will provide these rates to TransNexus via electronic communication, not more than once per calendar week, with an effective date no earlier than 24 hours from receipt by TransNexus.

  14. TransNexus will guarantee payment to customers who terminate traffic for all calls not to exceed one hour in length and calls for which no fraud was detected by TransNexus.

  15. It shall be the responsibility of POPstar to provide public Internet or other access from IP telephony devices to the Clearinghouse service point. POPstar acknowledges and reaffirms the representations and warranties, the disclaimer of warranty and the limitation of liability provisions as set forth in the Clearinghouse Service Agreement.

             This AGREEMENT is signed by an authorized person for each of TransNexus and POPstar indicating their respective organization's agreement to be bound by the


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  provisions hereof, by the Service Agreement and by the other agreements among the parties.


  TRANSNEXUS, LLC             POPSTAR GLOBAL COMMUNICATIONS, INC.

  By:/s/Jim Dalton            By:/s/Thompson Chu
  Name: Jim Dalton            Name: Thompson Chu
  Title: President & CEO      Title: Chairman